                                                                    EXHIBIT 12.2

              NATIONAL MEDICAL ENTERPRISES, INC. AND SUBSIDIARIES
   STATEMENT RE: COMPUTATION OF RATIO OF PRO FORMA EARNINGS TO FIXED CHARGES
                  For the three months ended August 31, 1994

                                       Historical    NME         NME      Historical    Pro Forma   Pro Forma
                                          NME     Adjustments As Adjusted    AMH       Adjustments   Combined
                                       ---------- ----------- ----------- ----------   -----------  -----------
Income from continuing
  operations before income taxes......  $107,028   $(31,900)    $ 75,128    $ 45,900     $(27,900)   $ 93,128
Less: Equity in Earnings of
  Unconsolidated Affiliates...........     6,300       (100)       6,200          -            -        6,200

Add:
  Cash dividends received from
    unconsolidated affiliates.........       894         -           894          -            -          894
  Portion of rents representative
    of interest.......................     6,668       (188)       6,480       4,400           -       10,880
  Interest, net of capitalized
    portion...........................    17,660         -        17,660      39,200       25,400      82,260
  Amortization of previously
    capitalized interest..............       946         -           946          -            -          946
                                        --------   --------     --------    --------     --------    --------
Income, as adjusted...................   126,896    (31,988)      94,908      89,500       (2,500)    181,908
                                        ========   ========     ========    ========     ========    ========
Fixed charges:

Interest, net of capitalized
  portion.............................    17,660         -        17,660      39,200       25,400      82,260
Capitalized interest..................     1,129         -         1,129       1,100           -        2,229
Portion of rents representative
  of interest.........................     6,668       (188)       6,480       4,400           -       10,880
                                        --------   --------     --------    --------     --------    --------
Total fixed charges...................  $ 25,457    $  (188)    $ 25,269    $ 44,700     $ 25,400    $ 95,369
                                        ========   ========     ========    ========     ========    ========
Ratio of earnings to fixed charges:         5.0X                    3.8X        2.0X                     1.9X

                                                                    EXHIBIT 12.2

              NATIONAL MEDICAL ENTERPRISES, INC. AND SUBSIDIARIES
   STATEMENT RE: COMPUTATION OF RATIO OF PRO FORMA EARNINGS TO FIXED CHARGES
                  For the three months ended August 31, 1993

                                            HISTORICAL         NME          NME         HISTORICAL       PRO FORMA      PRO FORMA
                                               NME          ADJUSTMENTS   AS ADJUSTED      AMH          ADJUSTMENTS     COMBINED
                                            ----------      -----------   -----------   ----------      -----------     ---------
                                                                             (Dollars in Thousands)
Income from continuing operations before
   income taxes............................. $ 90,728       $(33,700)        $57,028      $38,500        $(28,600)      $ 66,928
Less: Equity in Earnings of
   Unconsolidated Affiliates................    3,500              -           3,500            -               -          3,500
Add:
   Cash dividends received from
     unconsolidated affiliates..............      178                            178                                         178
   Portion of rents representative of
     interest...............................    8,029        (2,638)           5,391        3,400                          8,791
   Interest, net of capitalized portion.....   18,406        (1,900)          16,506       33,800          25,400         75,706
   Amortization of previously capitalized
     interest...............................      899             -              899            -               -            899
                                             --------       --------         -------      --------       ---------      --------
Income, as adjusted.........................  114,740        (38,238)         76,502       75,700          (3,200)       149,002
                                             ========       ========         =======      =======        ========       ========
Fixed charges:

Interest, net of capitalized portion........   18,406         (1,900)         16,506       33,800          25,400         75,706
Capitalized interest........................      801                            801          500                          1,301
Portion of rents representative of interest.    8,029         (2,638)          5,391        3,400               -          8,791
                                             --------       --------         -------     --------       ---------       --------
Total fixed charges......................... $ 27,236       $ (4,538)        $22,698      $37,700        $ 25,400       $ 85,798
                                             ========       ========         =======      =======        ========       ========
Ratio of earnings to fixed charges:.........     4.2x                           3.4x         2.0x                           1.7x


                                                                    EXHIBIT 12.2

              NATIONAL MEDICAL ENTERPRISES, INC. AND SUBSIDIARIES
   STATEMENT RE: COMPUTATION OF RATIO OF PRO FORMA EARNINGS TO FIXED CHARGES

                                       Historical                           Historical
                                          NME                                  AMH
                                       Year Ended                          Year Ended                             Pro
                                         May 31,      NME        NME       August 31,     AMH          AMH       Forma     Pro Forma
                                          1994    Adjustments As Adjusted     1994     Adjustments As Adjusted Adjustments Combined
                                       ---------- ----------- ----------- ------------ ----------- ----------- ----------- ---------
Income from continuing
  operations before income taxes......  $359,901   $(35,300)    $324,601    $235,100     $(69,300)   $165,800   $(112,700)  $377,701
Less: Equity in Earnings of
  Unconsolidated Affiliates...........    23,800        500       24,300          -            -           -           -      24,300

Add:
  Cash dividends received from
    unconsolidated affiliates.........       178          -          178          -            -           -           -         178
  Portion of rents representative
    of interest.......................    30,728     (6,500)      24,228      16,300           -       16,300          -      40,528
  Interest, net of capitalized
    portion...........................    70,037     (5,000)      65,037     154,500           -      154,500     101,400    320,937
  Amortization of previously
    capitalized interest..............     3,784         -         3,784          -            -           -           -       3,784
                                        --------   --------     --------    --------     --------    --------   ---------   --------
Income, as adjusted...................   440,828    (47,300)     393,528     405,900      (69,300)    336,600     (11,300)   718,828
                                        ========   ========     ========    ========     ========    ========   =========   ========
Fixed charges:

Interest, net of capitalized
  portion.............................    70,037     (5,000)      65,037     154,500           -      154,500     101,400    320,937
Capitalized interest..................     3,749          -        3,749       3,500           -        3,500          -       7,249
Portion of rents representative
  of interest.........................    30,728     (6,500)      24,228      16,300           -       16,300          -      40,528
                                        --------   --------     --------    --------     --------    --------   ---------   --------
Total fixed charges...................  $104,514   $(11,500)    $ 93,014    $174,300     $     -     $174,300   $ 101,400   $368,714
                                        ========   ========     ========    ========     ========    ========   =========   ========
Ratio of earnings to fixed charges:         4.2X                    4.2X        2.3X                     1.9X                   1.9X